Exhibit 10(c)

FIRST AMENDMENT

TO THE

BANK OF AMERICA PENSION RESTORATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

Instrument of Amendment

THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed this 18th day of December, 2009 by BANK OF AMERICA CORPORATION, a Delaware corporation (the “Company”).

Statement of Purpose

The Company sponsors the Bank of America Pension Restoration Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated companies that participate in the Plan. The provisions of the Plan are currently set forth in an Instrument of the Company dated November 24, 2008, which amended and restated the Plan effective January 1, 2009 (the “2009 Restatement”). By this Instrument, the Company is amending the Plan to (1) reflect relevant changes in the amendment and restatement of The Bank of America Pension Plan, (2) reflect the suspension of awards under the Bank of America Corporation Equity Incentive Plan; and (3) otherwise meet current needs. The Company has reserved the right in Section 4.1 of the Plan to amend the Plan in whole or in part, on its own behalf and on behalf of its affiliated companies that participate in the Plan.

NOW, THEREFORE, the Plan, as set forth in the 2009 Restatement, is hereby amended as follows effective as of January 1, 2009:

1. Section 1.2 of the Plan is hereby amended in its entirety to read as follows:

“1.2	Applicable Minimum Benefits Provisions

The minimum monthly benefit amount payable to a Participant in a lump sum as provided in the applicable Basic Plan Specification Schedule.”

2. Section 2.2(b)(ii)(A) of the Plan is hereby amended in its entirety to read as follows:

“(A)

Amount A equals the compensation credit that would have been allocated to the Participant’s ‘account’ under the Basic Plan as of such date if (i) the Code Limitations did not apply to the Basic Plan, (ii) the Participant’s ‘compensation’ under the Basic Plan included the amounts, if any, deferred by the Participant under the Bank of America 401(k) Restoration Plan or any other nonqualified deferred compensation plan designated by the Global Human Resources Group, (iii) the Participant’s ‘compensation’ under the Basic Plan included the EIP ‘principal amount,’ if any, of any annual incentive awards earned for performance periods beginning on or after January 1, 2002, and (iv) the Participant’s ‘compensation’ under the Basic Plan included the CMG Plan ‘principal amount,’ if any, of any annual incentive awards earned for performance periods beginning on or after January 1, 2006; provided, however, that a Participant’s compensation taken into account for purposes of determining this Amount A shall not exceed $250,000 for any Plan Year beginning on or after January 1, 2005 unless the Participant experiences a Termination of Employment during the Plan Year and is rehired within the same Plan Year, in which case the Participant’s compensation taken into account for purposes of determining this Amount A may exceed $250,000 only to the extent necessary to allow such Participant to reach the Code Limitations under the Basic Plan; and”

3. The last sentence in Section 2.2(b)(ii) of the Plan is hereby amended in its entirety to read as follows:

“For purposes of determining Amount A, the EIP principal amount and the CMG Plan principal amount, if any, for a Participant who is in Band 0 shall be the amount communicated to the Global Human Resources Group by the Corporation’s Executive Compensation Group as the EIP principal amount and the CMG Plan principal amount, as applicable.”

4. The reference to “subsections (a) and (b)” in Section 2.3(d)(ii)(B) of the Plan is hereby amended to read “subsection (b)”.

5. Section 2.4(c)(i) of the Plan is hereby amended in its entirety to read as follows:

“(i)

Amount A equals the lump sum value of the Participant’s Basic Plan benefit determined as of the Participant’s Delink Calculation Date in accordance with the Applicable Minimum Benefits Provisions of the Basic Plan as if (A) the Code Limitations did not apply to the Basic Plan, (B) the Participant’s ‘compensation’ under the Basic Plan included any amounts which were disregarded because of the Participant’s deferral of such amounts pursuant to an election under the Bank of America 401(k) Restoration Plan or any other nonqualified deferred compensation plan designated by the Global Human Resources Group, (iii) the Participant’s ‘compensation’ under the Basic Plan included the EIP ‘principal amount,’ if any, of any annual incentive awards earned for performance periods beginning on or after January 1, 2002 and (iv) the Participant’s ‘compensation’ under the Basic Plan included the CMG Plan ‘principal amount,’ if any, of any annual incentive awards earned for performance periods beginning on or after January 1, 2006; provided, however, that a Participant’s compensation taken into account for purposes of determining this Amount A shall not exceed $250,000 for any Plan Year beginning on or after January 1, 2005 unless the Participant experiences a Termination of Employment during the Plan Year and is rehired within the same Plan Year in which the Termination of Employment occurs, in which case the Participant’s compensation taken into account for purposes of determining this Amount A may exceed $250,000 only to the extent necessary to allow such Participant to reach the Code Limitations under the Basic Plan; and”

6. The reference to “paragraph (i)” in Section 2.4(d)(ii)(C) of the Plan is hereby amended to read “paragraph (i) or (ii) of this subsection, as applicable.”

IN WITNESS WHEREOF, the Corporation, on behalf of all of the Participating Employers, has caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

BANK OF AMERICA CORPORATION

By:	/s/ Mark S. Behnke
Mark S. Behnke Global Compensation, Benefits and Shared Services Executive

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